UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

(Commission File Number) 000-27261

Delaware	93-0549963
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9191 South Jamaica Street Englewood, CO (Address of principal executive offices)	80112-5946 (Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated with Exit or Disposal Activities

In addition to the typical right-sizing activities to address workload imbalance, during the third quarter of 2016, CH2M HILL Companies, Ltd. (the “Company”) began a process to review the structure and resources within its business segments and formulate a restructuring plan to more fully align global operations with the Company’s client-centric strategy, including a simplified organization structure and streamlined delivery model to achieve higher levels of profitable growth. On October 13, 2016, the Company embarked on its organizational realignment efforts and began notifying affected employees of involuntary separations being implemented in connection with this plan.  The anticipated restructuring activities include such items as reducing the Company’s total workforce by approximately 4% (about 800 positions out of the Company’s global workforce of about 22,000) and facilities consolidations. These activities are expected to result in pre-tax charges and cash expenditures of approximately $50 million to $70 million primarily related to employee severance and termination benefits. The Company expects the restructuring plan to be completed by the end of the first quarter of 2017 and to result in aggregate cost savings of approximately $90 million to $100 million.

Cautionary Note Regarding Forward Looking Statements: This Current Report on Form 8-K contains “forward-looking statements,” as that term is defined in U.S. Federal and certain foreign securities regulations, including the Company’s expectations regarding the amount and timing of employee severance and termination benefits and other related cash expenditures, and the expected aggregate cost savings. Although the Company’s management believes that its expectations are based on reasonable assumptions, these assumptions are subject to a wide range of economic, business, regulatory, technical, legal, and other unforeseen risks which may cause actual results to differ materially from those stated or implied by these forward-looking statements. This communication should be read in conjunction with all the other information included in our most current Prospectus and European Prospectus, which are filed with the U.S. Securities and Exchange Commission (SEC) and the U.K. Financial Conduct Authority (FCA), respectively, and, for our stockholders outside of the U.S. and the European Union, similar documents filed with local securities regulators, where required. You should also read our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which include a list of factors that could cause actual operational and financial results to differ from those expected. For information about the current price of the Company’s common stock, please view our Report on Form 8-K filed on August 1, 2016 or visit our investor relations website at ir.ch2m.com. All documents required to be filed with the SEC and other regulators are available via the investor relations website at ir.ch2m.com and on the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL Companies, Ltd.

Date: October 19, 2016	By:	/s/ Gary L. McArthur
Gary L. McArthur
Chief Financial Officer and Executive Vice President